Exhibit 21

                      THE OHIO ART COMPANY AND SUBSIDIARIES

                   Name of Subsidiaries               Percentage of
                     and Jurisdiction                 Voting Control
                     of Incorporation              Owned by Registrant
                     ----------------              -------------------

Strydel, Inc. (Ohio)                                       100%


Trinc Company (Ohio)                                       100%